Exhibit 99.1

Beacon Street Group, a Leading Subscription Platform for Financial Research, Software and Education, to Become Publicly Traded via Combination with Ascendant Digital Acquisition Corp.

~ Pro Forma Enterprise Value of Approximately $3.0 Billion ~

~ Transaction Includes Commitments for a $150 Million Common Stock Private Placement ~

~ Joint Investor Call and Presentation on March 2, 2021 at 8:30 A.M. ET ~

BALTIMORE, MD & NEW YORK, NY -- (BUSINESS WIRE)—Beacon Street Group, LLC (“Beacon Street” or the “Company”), a leading multi-brand digital subscription services platform that provides premium financial research, software, education, and tools for self-directed investors, and Ascendant Digital Acquisition Corp. (NYSE: ACND) (“Ascendant”), announced today that they have entered into a definitive business combination agreement which will result in Beacon Street becoming a publicly traded company.

With more than 20 years of operating experience, Beacon Street is currently comprised of 12 primary customer facing brands, offering more than 160 products, and serving a community of more than 10 million self-directed investors. The Company’s products are a trusted source for financial research, education, and investment software. Beacon Street is a 100% digital, direct-to-consumer company offering its research across a variety of platforms including mobile, desktops, and tablets. The Company’s scalable business model positions it for continued strong growth as management executes upon its many organic and inorganic growth initiatives.

Beacon Street Investment Highlights:

•	Robust “Rule of 50” company with financial profile characterized by strong growth, recurring revenues, high margins, low capital requirements, and strong cash flow – select 2020 information:(1)

•	Revenue of $377 million, representing year-over-year growth of 39%

•	Billings of $549 million, representing year-over-year growth of 77%

•	Adjusted EBITDA of $137 million, representing year-over-year growth of 70%

•	Adjusted EBITDA margin of 25%

•	Low capex, no interest expense and high cash flow

•	Market-leading platform with scalable, high-value financial research, software, educational content, and tools

•	Rich content covering a wide variety of investment categories at a full spectrum of price points

•	Customer-first focus and compelling content drives deep, long-term relationships with subscribers

•	Digitally delivered subscription fulfillment with the ability to scale with low incremental cost

•	Large and growing total addressable market of an estimated $191 billion(2) in a marketspace that is ripe for innovation and disruption

•	Rapidly increasing retiree population with significant investible assets

•	Increasing complexity of financial markets and increased investing activity in the retail community increases the need for investment education and Beacon Street product demand

•	Significant market opportunity in the future because 72% of millennials identify themselves as self-directed investors(3)

•	Strong track record of successfully finding, closing, integrating and scaling acquisitions over the past 10 years

•	Highly experienced management team led by Mark Arnold, CEO of Beacon Street, who will continue leading the newly combined company

•	Clear path for continued growth to become the leading financial wellness solutions platform for self-directed investors

•	Expand reach and discoverability through new channels, mediums, and branding

•	Build deep network effects through increasing social connections and leveraging a rapidly growing community

•	Expand machine learning and data science excellence and expand SaaS product development and acquisition

“Today’s business combination is a tremendous milestone for Beacon Street,” commented Mark Arnold, CEO of Beacon Street. “Beacon Street was founded on the philosophy that the customer comes first, which has created significant subscriber loyalty as seen in our strong customer relationships, and highly recurring revenue base. Since that time, our mission remains unchanged—to level the playing field for self-directed investors by being the leading provider of subscription-based, independent investment research and tools. While we have grown significantly over the past few years, we see a significant opportunity to continue to grow organically and pursue attractive acquisitions given our long history of highly accretive M&A. Going public by combining with Ascendant is the natural evolution of our company and will position us for our next chapter as we take the necessary steps to further grow Beacon Street’s industry-leading brands and offerings.”

Mark Gerhard, CEO of Ascendant, stated, “Our goal was to find a great business with a massive addressable market, strong leadership and compelling growth potential competing in what we call the ‘Attention Economy.’ These are companies providing enabling technologies that serve millions of industry participants and consumers on a regular basis. We believe Beacon Street’s world class, subscription-based financial information platform is aligned with our criteria and we could not be more thrilled to partner with Mark and his team to support the numerous growth initiatives already underway. We look forward to help build upon what is already a unique and growing business and enhancing its value proposition over time.”

Transaction Overview

The transaction reflects an implied pro forma enterprise value for Beacon Street of approximately $3.0 billion at closing.

Assuming no redemptions by Ascendant’s existing public stockholders, aggregate consideration to Beacon Street equity holders will be approximately $2.9 billion, consisting of up to $374 million of cash consideration and $2.5 billion or more of rollover equity. The cash consideration will be funded by Ascendant’s cash in trust of approximately $414 million, as well as a $150 million private placement from a high-quality investor group.

The combined company plans to retain up to $150 million of cash on its balance sheet following the transaction, which, in addition to incremental leverage capacity, will provide financial flexibility and facilitate organic and inorganic growth opportunities.

At the closing of the business combination, assuming no redemptions by Ascendant’s existing public stockholders, approximately 20% of the common stock of the Company is expected to be held by public investors, with existing Beacon Street equity holders owning the rest.

The Board will initially be comprised of seven directors, including two directors appointed by Ascendant and five by Beacon Street, including CEO Mark Arnold and three independent directors.

The boards of directors of both Beacon Street and Ascendant have unanimously approved the transaction. The proposed transaction is expected to be completed in the second quarter of 2021 and is subject to customary regulatory and other closing conditions, including approval by Ascendant’s stockholders.

Advisors

Oppenheimer & Co. Inc. and Odeon Capital are serving as financial advisors to Beacon Street. UBS Investment Bank is serving as sole financial advisor and capital markets advisor to Ascendant. UBS Investment Bank, Oppenheimer & Co. Inc., and Odeon Capital are serving as co-placement agents on the common stock private placement.

Latham & Watkins LLP is acting as legal counsel to Beacon Street. White & Case LLP is acting as legal counsel to Ascendant. Ropes & Gray LLP is acting as counsel to the placement agents.

Conference Call, Webcast and Presentation Information

Management of Beacon Street and Ascendant will host an investor call on March 2, 2021 at 8:30 A.M. ET to discuss the proposed transaction. The conference call will be accompanied by a detailed investor presentation.

A live webcast of the call will be available here and can also be accessed on Beacon Street’s website at beaconstreet.com/ir and Ascendant’s website at ascendant.digital. For those who wish to participate by telephone, please dial 1-877-407-3982 (U.S.) or 1-201-493-6780 (International) and reference the Conference ID 13717176. A replay of the call will also be available via webcast on Beacon Street’s website at beaconstreet.com/ir and Ascendant’s website at ascendant.digital.

An investor presentation detailing the transaction will be available at https://www.ascendant.digital/. It will be furnished with the U.S. Securities and Exchange Commission (the “SEC”) as an exhibit to a Current Report on Form 8-K, and available on the SEC’s website at www.sec.gov.

Additional information about the proposed transaction, including a copy of the business combination agreement, will be provided in a Current Report on Form 8-K to be filed today by Ascendant with the SEC, which will be available on the SEC’s website at www.sec.gov.

About Beacon Street Group

Founded with a mission to level the playing field for self-directed investors, today Beacon Street Group is a leading multi-brand subscription services platform providing premium financial research, software, education, and tools for investors.

With more than 20 years of operating experience, Beacon Street is currently comprised of 12 primary customer facing brands, offering more than 160 products, and serving a community of more than 10 million free and paid subscribers. Beacon Street’s products are a trusted source for high-value financial research, education, actionable investment ideas, and investment software. Beacon Street is a 100% digital, direct-to-consumer company offering its research across a variety of platforms including mobile, desktops, and tablets. Beacon Street has a proven, agile, and scalable platform and its vision is to become the leading financial wellness solutions platform for self-directed investors.

About Ascendant Digital Acquisition Corp.

Ascendant Digital Acquisition Corp. is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. Ascendant is focusing on businesses that operate within the “Attention Economy,” which includes various converging sectors, such as interactive entertainment, film/television, music, comics, board games, books, esports, live events and other forms of consumer entertainment, enabling services and technologies.

Non-GAAP Financial Measures

This press release includes certain financial measures not presented in accordance with GAAP, including billings, Adjusted EBITDA, and Adjusted EBITDA margin.

Billings is defined as net revenue plus the net change in deferred revenues and the change in customer credit liability.

Adjusted EBITDA is defined as net income less interest income and plus stock-based compensation expense, change in deferred revenue, net of change in deferred acquisition costs, change in customer credit liability and depreciation and amortization.

Adjusted EBITDA margin is defined as Adjusted EBITDA divided by billings.

These non-GAAP financial measures are not measures of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing Beacon Street’s financial results. Therefore, these measures should not be considered in isolation or as an alternative to net income, cash flows from operations or other measures of profitability, liquidity or performance under GAAP. You should be aware that Beacon Street’s presentation of these measures may not be comparable to similarly-titled measures used by other companies.

Beacon Street believes these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Beacon Street’s financial condition and results of operations. Beacon Street believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends in and in comparing Beacon Street’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. These non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures. For a reconciliation of these non-GAAP figures to the nearest measure determined under GAAP, please see the last page of this press release.

This press release also contains certain preliminary estimated results for Beacon Street’s 2020 fiscal year. These preliminary estimates are not audited, subject to year-end close procedures, and based solely on information available as of the date of this press release. As a result, these preliminary results may change, and any change may be material.

Additional Information About the Business Combination and Where to Find It

This press release relates to a proposed transaction between Beacon Street and Ascendant. This press release does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale, or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Ascendant intends to file a registration statement on Form S-4 that will include a proxy statement and prospectus of Ascendant. The proxy statement /prospectus will be sent to all Ascendant shareholders. Ascendant also will file other documents regarding the proposed transaction with the SEC. Before making any voting decision, investors and securityholders of Ascendant are urged to read the registration statement, the proxy statement/prospectus, and all other relevant documents filed, or that will be filed, with the SEC in connection with the proposed transaction as they become available because they will contain important information about the proposed transaction.

Investors and securityholders will be able to obtain free copies of the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by Ascendant through the website maintained by the SEC at www.sec.gov. In addition, the documents filed by Ascendant may be obtained free of charge from Ascendant’s website at www.ascendant.digital or by written request to Ascendant at Ascendant Digital Acquisition Corp., 667 Madison Avenue, 5th Floor, New York, NY 10065.

Participants in the Solicitation

Ascendant and Beacon Street and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Ascendant’s stockholders in connection with the proposed transaction. Information about Ascendant’s directors and executive officers and their ownership of Ascendant’s securities is set forth in Ascendant’s filings with the SEC, including Ascendant’s prospectus, dated July 23, 2020 relating to its initial public offering, which was filed with the SEC. Additional information regarding the interests of those persons and other persons who may be deemed participants in the proposed transaction may be obtained by reading the proxy statement/prospectus/registration statement regarding the proposed transaction when it becomes available. You may obtain free copies of these documents as described in the preceding paragraph.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws with respect to the proposed transaction between Beacon Street and Ascendant, including statements regarding the benefits of the transaction, the anticipated timing of the transaction, the products and services offered by Beacon Street and the markets in which it operates and Beacon Street’s projected future results. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections, and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including, but not limited to: (i) the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect the price of Ascendant’s securities; (ii) the risk that the transaction may not be completed by Ascendant’s business combination deadline and the potential failure to obtain an extension of the business combination deadline if sought by Ascendant; (iii) the failure to satisfy the conditions to the consummation of the transaction, including the adoption of the business combination agreement by the shareholders of Ascendant, the satisfaction of the minimum trust account amount following redemptions by Ascendant’s public shareholders and the receipt of certain governmental and regulatory approvals; (iv) the lack of a third-party valuation in determining whether or not to pursue the proposed transaction; (v) the occurrence of any event, change, or other circumstance that could give rise to the termination of the business combination agreement; (vi) the effect of the announcement or pendency of the transaction on Beacon Street’s business relationships, performance, and business generally; (vii) risks that the proposed transaction disrupts current plans of Beacon Street and potential difficulties in Beacon Street employee retention as a result of the proposed transaction; (viii) the outcome of any legal proceedings that may be instituted against Beacon Street or against Ascendant related to the business combination agreement or the proposed transaction; (ix) the ability to maintain the listing of Ascendant’s securities on a national securities exchange; (x) the risk that the price of Ascendant’s securities may be volatile due to a variety of factors, including changes in the competitive and highly regulated industries in which Beacon Street operates, variations in performance across competitors, changes in laws and regulations affecting Beacon Street’s business, and changes in the combined capital structure; (xi) the ability to implement business plans, forecasts, and other expectations after the completion of the proposed transaction, and identify and realize additional opportunities; and (xii) the risk of downturns in the highly competitive investment research industry. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of Ascendant’s Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K and the registration statement on Form S-4 and proxy statement/prospectus discussed above and other documents filed by Ascendant from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Beacon Street and Ascendant assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise. Neither Beacon Street nor Ascendant gives any assurance that either Beacon Street or Ascendant will achieve its expectations.

(1)

2020 numbers reflect preliminary estimates for Beacon Street’s 2020 fiscal year. For descriptions of billings and Adjusted EBITDA margin, and reconciliations of such measures to the nearest measures determined under U.S. generally accepted accounting principles (“GAAP”), see “Non-GAAP Financial Measures” below

(2)

Financial Info Market - $64B per BMO research report, October 2018, Investment Research Market - $16B per BCA report, 2017, Asset Managers Market - $111B per BCG Global Asset Management Research Report, 2020

(3)	ETNAsoft.com/self-directed investing

Reconciliation of Non-GAAP Financial Measures

Beacon Street - ADJ EBITDA & BILLINGS RECONCILIATIONS

	Year Ended December 31,
($ in 000’s)	2019	2020E
GAAP Net Income	27,993	(557,394)
Stock Based Compensation Expense(1)	20,917	585,814
Plus: Change in Deferred Revenue, net of Change in Deferred Acquisition Costs	29,918	101,032
Plus: Change in Customer Credit Liability(2)	947	5,807
Plus : Depreciation & Amortization	2,334	2,553
Minus : Interest Income	(1,558)	(477)

Adjusted EBITDA	80,551	137,335

	Year Ended December 31,
($ in 000’s)	2019	2020E
GAAP Revenues	272,223	377,100
Change in Deferred Revenues	36,891	165,952
Change in Customer Credit Liability	947	5,808

Billings	310,061	548,860

	Year Ended December 31,
($ in 000’s)	2019	2020E
Adjusted EBITDA	80,551	137,335
Divided by Billings	310,061	548,860

Adjusted EBITDA Margin	26.0%	25.0%

	Year Ended December 31,
($ in 000’s)	2019	2020E
Stock Based Compensation Expense(3)
Vested Class B Units & Change in Fair Value of Class B Liability Awards	5,608	504,347
Profits Distribution to Class B Unitholders	14,831	78,398

Total Stock Based Compensation Expense	20,439	582,745

Note: 2020 Financials are based on Beacon Street management estimates, subject to completion of the 2020 audit

(1)	Includes change in fair value of employment contract derivative liability

(2)	Customer Credit Liability - credits due to subscribers to be used against future subscription purchases

(3)

Within our expenses historically are stock-based compensation expenses related to Beacon Street’s Class B units. Because Beacon Street’s current operating agreement includes puts and calls for such Class B units, these Class B units are classified as liabilities as opposed to equity and remeasured to fair value at the end of each reporting period until settlement into equity, with the change in value being charged to stock-based compensation expense. Additionally, because the Class B units are classified as liabilities on Beacon Street’s consolidated balance sheet, all profits distributions made to the holders of the Class B units are considered to be stock-based compensation expenses.

As a result of the combination with Ascendant, in which all Class B units will be converted into common units (with no calls or puts), Beacon Street does not expect to continue recognizing stock-based compensation expenses related to the Class B units for periods after the consummation of the combination. Going forward Beacon Street does not expect to incur the levels of stock-based compensation expense it has historically as a result the liability-award classification of the Class B units.

Beacon Street Investor Relations Contact

Shannon Devine

Solebury Trout

(800) 290-4113

ir@beaconstreet.com

Beacon Street Media Contact

Email: media@beaconstreet.com

Ascendant Investor Relations Contact

Cody Slach

Gateway Group

(949) 574-3860

ACND@gatewayir.com